EXHIBIT 2.4

                               ARTICLES OF MERGER

                                       OF

                              AMHEALTH CORPORATION,
                    AMHEALTH ENTERPRISES OF THE VALLEY, INC.,
                       AMHEALTH AMBULATORY SERVICES, INC.,

                                       AND

                            NEW STAT HEALTHCARE, INC.

      Pursuant to the provisions of article 5.04 of the Texas Business Corporation Act, the undersigned corporations adopt the following Articles of Merger for the purpose of effecting a merger in accordance with the provisions of article 5.01 of the Texas Business Corporation Act.

                                    ARTICLE I

      The name of each of the undersigned corporations, the type of such entities and the laws under which such corporations and limited partnerships were organized are:

Name                                        Type of Entity            State
- ----                                        --------------            -----
New STAT Healthcare, Inc.                     corporation           Delaware
AmHealth Corporation                          corporation             Texas
AmHealth Enterprises of the
Valley, Inc.                                  corporation             Texas
AmHealth Ambulatory Services, Inc.            corporation             Texas

                                  ARTICLE II

      An Amended and Restated Agreement and Plan of Reorganization (the "Plan of Reorganization") adopted in accordance with the provisions of article 5.04 of the Texas Business Corporation Act providing for the merger of the undersigned corporations, and resulting in New STAT Healthcare, Inc., being the surviving corporation, is attached hereto as Exhibit A and is hereby incorporated herein by reference.

                                  ARTICLE III

      As to each of the undersigned domestic corporations, the number of shares outstanding that are entitled to vote on the Plan of Reorganization are as follows:

                                            Number of Shares   Number of Shares
Named Corporation        Class of Shares      Outstanding      Entitled to Vote
- -----------------        ---------------    ----------------   ----------------
AmHealth Corporation      Common Stock            1000               1000
AmHealth Enterprises
of the Valley, Inc.       Common Stock            1000               1000
AmHealth Ambulatory
Services, Inc.            Common Stock            1000               1000

                                  ARTICLE IV

      As to each of the undersigned domestic corporations, the number of shares that voted for and against the Plan of Reorganization are as follows:

                                                    Number of Shares Outstanding
                                                      and Entitled to Vote

Named Corporation           Class            Voted For   Voted Against
- -----------------           -----            ---------   -------------
AmHealth Corporation    Common Stock            1000              0

AmHealth Enterprises
 of the Valley, Inc.    Common Stock            1000              0

AmHealth Ambulatory
 Services, Inc.         Common Stock            1000              0

                                   ARTICLE V

      The Plan of Reorganization and the performance of its terms were duly authorized by all action required by the laws of the State of Delaware, under which the surviving corporation was incorporated and by its constituent documents.

                                  ARTICLE VI

      The address of the surviving corporation's registered office in the State of Delaware is Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware.

      IN WITNESS WHEREOF, the undersigned have heretofore set their hands this 24th day of June, 1996.

                                             NEW STAT HEALTHCARE, INC.

                                             By: /s/ NED E. CHAPMAN
                                             Chief Financial Officer
                                             AMHEALTH CORPORATION

                                             By: /s/ RUBEN A. PEREZ
                                             President
                                             AMHEALTH ENTERPRISES OF THE
                                              VALLEY, INC.

                                             By: /s/ RUBEN A. PEREZ
                                             President
                                             AMHEALTH AMBULATORY SERVICES, INC.

                                             By: /s/ RUBEN A. PEREZ
                                             President